Exhibit 23.3


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 30, 1998 for National Underground Storage, Inc. included in Iron Mountain Incorporated's Form 8-K/A filed with the Securities and Exchange Commission on August 7, 1998, and to all references to our Firm included in this registration statement.

                                            /s/ Carbis Walker & Associates, LLP

Butler, Pennsylvania
November 13, 1998